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                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

[X]  Filed by the Registrant

[_]  Filed by a Party other than the Registrant

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material under Rule 14a-12

                               GARDEN.COM, INC.
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               (Name of Registrant as Specified In Its Charter)

                                  Registrant
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                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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Notes:

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FOR MORE INFORMATION, PLEASE CONTACT:            FOR IMMEDIATE RELEASE
ir@garden.com
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             GARDEN.COM RELEASES UPDATE ON COMPANY ASSET SALE AND
                POSSIBLE DELISTING FROM NASDAQ NATIONAL MARKET

Company Sets Date for its Annual Stockholders Meeting; and Releases New Details
                about its Latest Technology Development Efforts

AUSTIN, Texas - (December 18, 2000) - Garden.com/TM/ (NASDAQ: GDEN), today provided an update with regard to its consumer business asset sale, announced November 15, 2000, reporting that the company has substantially completed its "going out of business sale" of product inventory. While still in progress, the company has also completed the process of compiling its consumer business asset sale book, and has been in contact with and received bids from several third parties interested in purchasing assets from Garden.com. In addition, Garden.com has started to solicit bids for the sale of certain components of its technology assets.

As contemplated in its November 15, 2000 announcement, the company reported that additional layoffs have been conducted and completed within its consumer retail operations division. The remaining 47 employees continue to be focused on ensuring all customer orders are completed, returns are processed and credit card issues are resolved.

Garden.com also today announced that Green Cheetah, Inc., its 80% subsidiary, has developed and deployed its FastSQL software. FastSQL is a general purpose performance enhancement system for database centric, e-business systems, with a particular emphasis on queries and caching. The FastSQL software is designed to permit the caching of arbitrary queries to a SQL database for all JAVA 1.2 and JDBC 2.0 clients. Green Cheetah, Inc. has completed limited, live deployment of its FastSQL software. In these deployment and testing environments, the FastSQL software produced significant improvements in the performance of the underlying application.

Additionally, Garden.com has confirmed details for its annual stockholders meeting, set to take place at the company's corporate headquarters in Austin, TX on January 8, 2001. Located at 3301 Steck Avenue in North Austin, the meeting is scheduled to begin at 11:00 am CST. At the annual meeting, Garden.com anticipates submitting a Plan of Liquidation and Dissolution for approval by its
stockholders.   The Plan of Liquidation would give the company the authority to wind down its business and to sell its assets, including both its consumer business assets and its technology assets. If the Plan of Liquidation is approved by stockholders at the annual meeting, Garden.com's Board of Directors could dissolve the company at any time as it determines is advisable in connection with the sale of the company's assets.
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                                     -more-
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Stockholders of Garden.com are urged to read the definitive proxy statement to be filed by Garden.com in connection with the proposed Plan of Liquidation. The proxy statement will contain important information about the Plan of Liquidation and the annual stockholders meeting. After it is filed with the SEC, the definitive proxy statement will be available for free, both on the SEC's web site (www.sec.com) and from Garden.com as follows:
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         Garden.com, Inc.
         Corporate Secretary
         3301 Steck Avenue
         Austin, Texas 78757
         512-532-4000

Garden.com also announced that it has received delisting notices from the Nasdaq National Market due to its failure to maintain a minimum bid price of its Common Stock of at least $1.00 per share and its failure to maintain a minimum market value of public float of at least $5.0 million. These notices provide that the Common Stock could be delisted as early as February 9, 2001, although implementation of the proposed Plan of Liquidation may result in an earlier delisting. Garden.com expects that it will be unable to satisfy the requirements for continued listing of its Common Stock on the Nasdaq National Market.

ABOUT GARDEN.COM

Founded in December of 1995, Garden.com has been a leading resource for consumers in the $47 billion home gardening market. Through its flagship website, garden.com, and a company branded catalog, Garden.com has provided consumers a one-stop-shop through which they can access a wide variety of gardening information and services, purchase gardening and garden-related products, and interact with an online gardening community. Headquartered in Austin, Texas, Garden.com has offices in Iowa.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements relating to, among other things, the phased shut-down of the Company's retail business, the sale of the Company's assets, the proposed Plan of Liquidation and other matters relating to the Company's expectations and strategies regarding the future. Statements made in this document that are forward-looking are based on our current expectations and involve risks and uncertainties that could cause results to differ materially from those expressed. Such risks and uncertainties include, but are not limited to, the Company's ability to find qualified buyers for its consumer business assets and its technology assets, the Company's ability to generate sufficient cash, through the liquidation of its assets or otherwise, to satisfy its current and future obligations, and the Company's determination of whether to dissolve the Company if the Plan of Liquidation is approved by stockholders and the effect of the Plan of Liquidation on the Company and its stockholders. Garden.com may not be able to consummate the sale of its assets in time to generate meaningful value. In addition, Garden.com may not be able to negotiate the orderly wind down of its obligations to

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creditors. These include, without limitation, long term contractual payment and performance obligations associated with Garden.com's e-commerce platform building and facilities leases, business agreements with third parties, and agreements with vendors. As a result of these and other risks, Garden.com may not be able to generate meaningful cash, or any cash, which could be returned to its stockholders, and the timing of any distribution is uncertain at this time. Garden.com does not undertake any obligations to publicly update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

These and other factors and risks are set forth in the Company's filings with the Securities and Exchange Commission, including but not limited to the Company's report on Form 10-K for the year ended June 30, 2000 and the Company's report on Form 10-Q for the quarter ended September 30, 2000. Copies of these filings may be obtained by contacting the Company or the SEC.

                                     -end-

Garden.com and Garden Escape are trademarks of Garden.com, Inc.

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